UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021 (July 19, 2021)

Knoll, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12907	13-3873847
(Commission	(I.R.S. Employer
File Number)	Identification No.)

1235 Water Street
East Greenville, Pennsylvania	18041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 679-7991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” in the Current Report on Form 8-K filed by Herman Miller, Inc. on July 20, 2021, to the extent relating to Knoll, Inc. and its subsidiaries, is incorporated herein by reference, including Exhibit 10.1 to such Current Report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of July 19, 2021, by and among Herman Miller, Inc., the lenders and other parties party thereto and Goldman Sachs Bank USA and Wells Fargo Bank, National Association, as administrative agents, and Goldman Sachs Bank USA, as collateral agent (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of Herman Miller, Inc., filed on July 20, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and Knoll agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request; provided that Knoll may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLL, INC.

By:	/s/ John Michael
	Name:	John Michael
	Title:	Treasurer

Date: July 21, 2021